EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-192172, No. 333-197899, No. 333-206610, No. 333-206611, 333-211143, 333-211144, 333-217821 and 333-217822) of our report dated March 29, 2018, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Wix.com Ltd. included in this annual report on Form 20-F for the year ended December 31, 2017.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 29, 2018	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global